Exhibit 99.1

NEWS RELEASE

CONTACT INFORMATION:
Douglas R. Young                                Erica Mannion
NeoMagic Corporation                            Sapphire Investor Relations, LLC
Chief Executive Officer                         Investor Relations
(408) 988-7020                                  (212) 766-1800

                      NEOMAGIC ANNOUNCES RESIGNATION OF CFO

Santa Clara, Calif. - February 20, 2007 - NeoMagic Corporation (Nasdaq: NMGC), announced today that Scott Sullinger, its Chief Financial Officer, has decided to leave the Company to pursue a new job opportunity in professional services. The Company has launched a search to identify a replacement Chief Financial Officer that can help scale the Company to achieve its growth strategy. Until a permanent Chief Financial Officer is identified, NeoMagic's Corporate Controller, H. Robert ("Bob") Newman, will serve as acting Chief Financial Officer. Mr. Newman has held a significant role in NeoMagic's finance department for more than six years and has been the Company's Corporate Controller for the past two years.

"During his three-year tenure with NeoMagic, Scott has made significant contributions to the Company," said Douglas Young, President and CEO of NeoMagic Corporation. "Most notably, Scott has successfully led us through several financings and new financial reporting requirements. We are disappointed to see Scott leave NeoMagic, but appreciate that he has chosen to pursue an exciting new career opportunity. I have confidence in Bob's ability to lead the finance team on an interim basis, as he has strong knowledge of NeoMagic's financial reporting, corporate governance, and financial systems."

"I am leaving the Company at a time when it has many exciting customer opportunities and it has a newly released product targeting the rapidly growing mobile TV market," said Scott Sullinger. "It is therefore with some regret that I have decided to leave the Company to pursue an exciting new opportunity in a different profession."

ABOUT NEOMAGIC

NeoMagic Corporation delivers semiconductor chips and software that provide mobile solutions that enable new multimedia features for handheld devices. These solutions offer low power consumption, small form-factor and high performance processing. The Company demonstrated one of the first solutions used for H.264 video decoding in a mobile digital TV phone, and is developing and delivering solutions for audio/video processing of the dominant mobile digital TV standards, including ISDB-T, T-DMB, E-DMB and DVB-H. For its complete system solution, NeoMagic delivers a suite of middleware and sample applications for imaging, video and audio functionality, and provides multiple operating system ports with customized drivers for the MiMagic product family. NeoMagic has a patent portfolio of over 25 patents that cover NeoMagic's proprietary array processing technology, embedded DRAM and other technology. Information on the Company may be found on the World Wide Web at www.neomagic.com.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including the Company's plans to search for a Chief Financial Officer to help scale the Company to achieve its growth strategy, the Company's ability to execute its growth strategy and the Company's customer and market opportunities. These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors, including but not limited to the Company's ability to find a replacement Chief Financial Officer, the market acceptance of the Company's products and the Company's ability to execute its growth strategy. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company, except as may be required by law.

NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.